Exhibit 3.5.3



                             CERTIFICATE OF INCREASE
                                       OF
                  10 1/2% SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                                  CD RADIO INC.

                    -----------------------------------------

                    Pursuant to Section 151(g) of the General
                    Corporation Law of the State of Delaware

                    -----------------------------------------

     CD Radio Inc., a Delaware corporation (the "Corporation"), certifies pursuant to Section 151(g) of the General Corporation Law of the State of Delaware that:

     FIRST: A Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of 10 1/2% Series C Convertible Preferred Stock (the "Certificate of Designations") was filed in the office of the Secretary of State of the State of Delaware on the 18th day of November, 1997 and a Certificate of Corrections of the Certificate of Designations was filed in the office of the Secretary of State of the State of Delaware on January 21, 1998.

     SECOND: The Board of Directors of the Corporation, by unanimous written consent, has duly adopted a resolution authorizing the increase in the number of authorized shares of the Corporation's 10 1/2% Series C Convertible Preferred Stock by an the amount of 25,000 shares, so that the aggregate number of authorized shares of such 10 1/2% Series C Convertible Preferred Stock after such increase shall be 2,025,000, all as contemplated by Section 151(g) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned officer of the Corporation does hereby certify under penalties of perjury that this Certificate of Increase is the act and deed of the Corporation and the facts stated therein are true and, accordingly, has hereunto set his hand this day of April, 1998.


                                              CD RADIO INC.



                                              By: ___________________________
                                                  Name:  Lawrence F. Gilberti
                                                  Title: Secretary